EXHIBIT 16

                      COMPUTATION OF PERFORMANCE QUOTATIONS
                              VOYAGEUR FUNDS, INC.

Average annual total return figures for the current one year period, five year period, and life of fund ending June 30, 1996, are calculated as follows:

                                           1/n
Formula:          P(1+T) = ERV or T = ERV/P     -1

Where:         P = hypothetical initial investment of $1,000
               T = average annual total return
               n = number of years
             ERV = ending  redeemable  value of a hypothetical  $1,000 payment made at the beginning of the period


                                                   U.S. GOVERNMENT
                                                     SECURITIES
                                                        FUND
                                                        ----
Class A
  (includes 4.75% sales charge):

One year period
             ERV =                                      989.47
               n =                                           1
               T =                                      (1.05)
               P =                                       1,000

Five year period
             ERV =                                    1,413.36
               n =                                           5
               T =                                        7.16
               P =                                       1,000

Life of Class A (since November 2, 1987):
             ERV =                                    1,981.35
               n =                                        8.67
               T =                                        8.21
               P =                                       1,000

Class B

One year period
             ERV =                                    1,033.18
               n =                                           1
               T =                                        3.32
               P =                                       1,000

Five year period:
             ERV =                                         N/A
               n =                                         N/A
               T =                                         N/A
               P =                                         N/A

Life of Class B (since June 7, 1994):
             ERV =                                    1,135.11
               n =                                        2.07
               T =                                        6.32
               P =                                       1,000

Class C

One year period
             ERV =                                    1,031.08
               n =                                           1
               T =                                        3.11
               P =                                       1,000

Five year period
             ERV =                                         N/A
               n =                                         N/A
               T =                                         N/A
               P =                                         N/A

Life of Class C (since January 10, 1995):
             ERV =                                    1,162.33
               n =                                        1.47
               T =                                       10.74
               P =                                       1,000

Institutional Class

One year period
             ERV =                                    1,038.79
               n =                                           1
               T =                                        3.88
               P =                                       1,000

Five year period
             ERV =                                         N/A
               n =                                         N/A
               T =                                         N/A
               P =                                         N/A

Life of Institutional Class (since June 7, 1994):
             ERV =                                    1,148.54
               n =                                        2.07
               T =                                        6.92
               P =                                       1,000


                      COMPUTATION OF PERFORMANCE QUOTATIONS
                              VOYAGEUR FUNDS, INC.

Cumulative total return figures for the periods ending June 30, 1996 are calculated as follows:

Formula:        CTR =       ERV - P     *  100
                            -------
                               P

Where:         CTR  = cumulative total return
               ERV  = ending  redeemable  value at the end of the  period  of a hypothetical $1,000 payment made at the beginning of the period
               P    = initial payment of $1,000


                                                  U.S. GOVERNMENT
                                                     SECURITIES
                                                        FUND
                                                        ----

Class A (since November 2, 1987)
               P =                                       1,000
             ERV =                                    1,981.35
             CTR =                                       98.14

Class B (since June 7, 1994)
               P =                                       1,000
             ERV =                                    1,135.11
             CTR =                                       13.51

Class C (since January 10, 1995)
               P =                                       1,000
             ERV =                                    1,162.33
             CTR =                                       16.23

Institutional Class (since June 7, 1994)
                P=                                       1,000
              ERV=                                    1,148.54
              CTR=                                       14.85


                      COMPUTATION OF PERFORMANCE QUOTATIONS
                              VOYAGEUR FUNDS, INC.

The 30 day SEC yield for the period ending June 30, 1996 is calculated as follows:

                             6
Formula:          2(((a-b)+1)   -1)
                      ---
                      cd

               a = dividends and interest earned during the period b = expenses accrued for the period (net of reimbursements) c = the average daily number of shares outstanding during the period that were entitled to receive dividends
               d = the maximum  offering  price per share on the last day of the period

                                         U.S. GOVERNMENT
                                         SECURITIES FUND
                                         ---------------

Class A
               a =                          408,854.19
               b =                           30,694.68
               c =                      6,779,528.3799
               d =                               10.67
       SEC Yield =                                6.36

Class B
               a =                            9,859.87
               b =                            1,725.66
               c =                        163,020.1401
               d =                               10.17
       SEC Yield =                                5.96

Class C
               a =                            1,837.84
               b =                              322.56
               c =                         30,496.3595
               d =                               10.15
       SEC Yield =                                5.95

Institutional Class
                a=                          248,846.59
                b=                           18,698.43
                c=                      4,123,948.1948
                d=                               10.16
        SEC Yield=                                6.68